                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 2-84470, of our report dated August 20, 1997, relating to Flagship Utility Income Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Dayton, Ohio
October 23, 1998